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                                                                   EXHIBIT 10.13

                              ELOYALTY CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                (AS AMENDED AND RESTATED AS OF NOVEMBER 6, 2001)

                  1. Purpose. The purpose of the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the "Plan") is to provide employees of eLoyalty Corporation, a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined in Section 15) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the common stock, par value $.01, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies are sometimes hereinafter called individually a "Participating Company" or collectively the "Participating Companies."

                  2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (a) who has been continuously employed by the Participating Companies for at least three months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and (c) whose customary employment by the Participating Companies is more than five months in any calendar year (each an "Eligible Employee") or any of its subsidiaries. No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 4). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies or



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Parent Corporation (which aggregate rights are exercisable during such calendar year) to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by section 423(b)(8) of the Code and the rules and regulations thereunder. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 1,500, subject to adjustment pursuant to Section 14. Notwithstanding the foregoing, effective upon the implementation of the one-for-ten reverse stock split (which reverse stock split is expected to be submitted to the stockholders for their approval at the Special Meeting of stockholders anticipated to be held on December 18, 2001 (the "Special Meeting")) the number of shares of Common Stock that may be purchased by any Eligible Employee during any Purchase Period shall not exceed 200, subject to further adjustment pursuant to Section 14.

                  3. Effective Date of Plan. The Plan was adopted by the Board of Directors (the "Board") on October 21, 1999, and thereafter approved by the stockholders of eLoyalty. The Plan became effective on February 16, 2000 (the "Effective Date"), one day after the record date of the pro rata distribution by Technology Solutions Company ("TSC") to its stockholders of all of the shares of Common Stock then owned by TSC.

                  4. Purchase Periods. The first "Purchase Period" shall be the period beginning on the Effective Date and ending on the last business day of the calendar quarter in which the Effective Date occurs (or the last business day of the first calendar quarter beginning after the Effective Date, if so determined by the Committee prior to the Effective Date in its sole discretion), and shall be followed thereafter by successive three-month Purchase Periods, each of which shall begin on the first business day of the following calendar quarter and end on the last business day of such calendar quarter.

                  5. Basis of Participation.

         (a) Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee becomes an Eligible Employee and shall be considered a Participant in the Plan thereafter (a "Participant").



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                  (i) To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Participating Company which is the Eligible Employee's employer, or its designated agent, in the time and manner specified by the Committee. The Authorization shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the Participating Company which is the Eligible Employee's employer for each payroll period during which the Eligible Employee is a Participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Participant's current regular wage, salary or earned commissions (before withholding or other deductions) paid to him or her by any of the Participating Companies.

                  (ii) Payroll deductions (and any other amount paid under the Plan) shall be made for each Participant in accordance with his or her or her Authorization until his or her participation in the Plan terminates or the Plan terminates, all as hereinafter provided.

                  (iii) A Participant may change the amount of his or her payroll deduction by filing a new Authorization with the Company or its designated agent, which shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. No other changes shall be permitted, except that a Participant may elect to terminate his or her participation in the Plan as provided in Section 8.

                  (iv) Payroll deductions shall be credited to a purchase account established on the books of the Company on behalf of each Participant (a "Purchase Account"). At the end of each Purchase Period, the amount in each Participant's Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for such Purchase Period.



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         (b) The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph (b) without prior notice to any Participant or Eligible Employee.

                  6. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be 85% of the lesser of (i) the fair market value of a share of Common Stock on the first day of such Purchase Period and (ii) the fair market value of a share of Common Stock on the last day of such Purchase Period, unless, prior to the beginning of such Purchase Period, the Committee shall determine otherwise (subject to the limitations contained in clause (iii) of Section 9(c)). If such determination results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a share of Common Stock on a given day shall be the average of the high and low transaction prices of a share of Common Stock as reported on The Nasdaq Stock Market(SM) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported. In no event, however, shall the Purchase Price be less than the par value of the Common Stock.

                  Notwithstanding the foregoing, effective upon implementation of the one-for-ten reverse stock split (which reverse stock split is expected to be submitted to the stockholders for their approval at the Special Meeting) and the effectiveness of such reverse stock split, the fair market value of a share of Common Stock on the first day of the Purchase Period beginning October 1, 2001 shall be adjusted to reflect the one-for-ten reverse stock split by multiplying the fair market value of a share of Common Stock on such date by ten.

                  7. Issuance of Shares.

         (a) The Common Stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as of the close of business on the last day of each Purchase Period. The



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total number of shares of Common Stock purchased by all Participants during each
Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the Participants. A Participant will be issued a certificate for his or her shares upon the request of the Participant in accordance with procedures, including the payment of any applicable fees by the Participant, established by the Company.

         (b) No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant. After the close of each Purchase Period, a report will be sent to each Participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

                  8. Termination of Participation.

         (a) A Participant may elect at any time to terminate his or her participation in the Plan, provided such termination is received by the Company in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the Company shall promptly deliver to such Participant cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination. At any time after such termination, the Participant may request the delivery to such Participant of one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 6.

         (b) If the Participant dies, terminates his or her employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee (including, without limitation, as a result of a Participating Company ceasing to be a Subsidiary Company), his or her participation in the Plan shall immediately terminate. Upon such terminating event, the Company shall promptly deliver to such Participant or his or her legal representative, as the case may be, cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination.



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                  9. Termination or Amendment of the Plan.

         (a) The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

         (b) Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights under the Plan that shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants consistent with Section 423 of the Code.

         (c) The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the maximum number of shares of Common Stock which may be purchased under the Plan, (iii) decrease the Purchase Price of the shares of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of the fair market value thereof on the last day of such Purchase Period, (iv) unless approved by the stockholders of the Company, change the class of employees eligible to participate in the Plan or (v) adversely affect the qualification of the Plan under section 423 of the Code.

         (d) Upon termination of the Plan, the respective cash balance, if any, to the credit of each Participant in his or her Purchase Account, one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent of any fractional share so held, determined as provided in Section 8(a), shall be promptly distributed to such Participant.



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                  10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

                  11. Stockholder's Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she shall acquire shares of Common Stock as herein provided.

                  12. Administration of the Plan.

         (a) The Plan shall be administered by: (i) the Compensation Committee of the Board or (ii) any one or more other committees consisting of two or more members of the Board, which in any case have been designated by the Board to administer the Plan (the "Committee"). Notwithstanding the foregoing, in the absence of any such delegation to the Compensation or other committee, references herein to the Committee will refer to the Board. In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (A) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (B) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (C) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

         (b) The Plan shall be administered so as to ensure all Participants have the same rights and privileges as required by section 423(b)(5) of the Code.

                  13. Maximum Number of Shares. Subject to the following sentence, the maximum number of shares of Common Stock that may be purchased under the Plan is 1,250,000, subject, however, to adjustment pursuant to Section
14. Effective upon the implementation of the one-for-ten reverse stock split (which reverse stock split is expected to be submitted to the stockholders for their approval at the Special Meeting), the maximum number of shares of Common Stock that may be purchased under the



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Plan is 125,000, subject to adjustment pursuant to Section 14. Shares of Common
Stock sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof.

                  14. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities which may purchased under this Plan, the maximum number and class of securities that may be purchased by any Eligible Employee during any Purchase Period, and the purchase price per security shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

                  15. Miscellaneous.

         (a) Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an Eligible Employee or Participant shall be delivered to the Company, the Participating Company that is the employer of such Eligible Employee, or their designated agents and, subject to any limitations specified in the Plan, shall be effective when so delivered.

         (b) The term "business day" shall mean any day other than Saturday, Sunday or a legal holiday recognized by the Participating Company by which the Participant is employed.

         (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (d) The term "Parent Corporation" shall mean any corporation which is, or becomes, after the Effective Date, a parent corporation of the Company (within the meaning of Section 424(e) of the Code).

         (e) The term "Subsidiary Companies" shall mean all corporations which are, or become, after the Effective Date, subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.



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         (f) The Plan, and the Company's obligation to sell and deliver Common
Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

                  16. Change in Control.

         (a) In the event of any Change in Control of the Company, as hereinafter defined, the Purchase Period then in progress will terminate immediately prior to the consummation of the Change in Control, all Participants' Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Section 6, and the Plan shall terminate immediately thereafter.

         (b) "Change in Control" for the purposes hereof means the occurrence of any of the following events after the Effective Date:

                  (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Corporation; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 16(b); provided further, that for purposes of clause (2) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more



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         of the Outstanding Voting Securities by reason of an acquisition by the
         Company, and such Person, after such acquisition by the Company, becomes the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting
         Securities and such beneficial ownership is publicly announced, such additional beneficial ownership will constitute a Change in Control;

                  (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, will be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, will not be deemed a member of the Incumbent Board;

                  (iii) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same



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         proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary Corporation, the corporation resulting from such Corporate Transaction, and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) the consummation of a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, in no event will the transactions contemplated by the Share Purchase Agreement dated September 24, 2001 between the Company and affiliates of Technology Crossover Ventures and Sutter Hill Ventures (the "Private Placement"), the distribution to the holders of record of the Company's common stock on October 8, 2001 of non-transferable rights to purchase shares of the Company's 7% Series B convertible preferred stock (the "Rights Offering") or the distribution of any securities of the Company in connection therewith (whether through the purchase of such preferred stock or the conversion thereof into common stock) be deemed to constitute a "Change in Control" for purposes of the Plan.



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